Exhibit 99.1

TE Connectivity Announces Pricing of $1 Billion Senior Notes Offering

SCHAFFHAUSEN, Switzerland, July 28, 2014 — TE Connectivity Ltd. (NYSE: TEL) (“TE Connectivity”) today announced that its wholly-owned subsidiary, Tyco Electronics Group S.A. (“TEGSA”), has priced an offering of:

•                  $500 million aggregate principal amount of its floating rate senior notes due 2016;

•                  $250 million aggregate principal amount of its 2.350% senior notes due 2019; and

•                  $250 million aggregate principal amount of its 3.450% senior notes due 2024.

The offer is being made pursuant to an effective registration statement filed by TE Connectivity and TEGSA on December 9, 2013.

The $500 million floating rate senior notes due 2016 will be issued at par and will bear interest at a rate of three-month LIBOR plus 20 basis points per year, payable quarterly.  The $250 million senior notes due 2019 will be issued at a price of 99.948% and will have a stated interest rate of 2.350% per year, payable semi-annually.  The $250 million senior notes due 2024 will be issued at a price of 99.614% and will have a stated interest rate of 3.450% per year, payable semi-annually.

TE Connectivity intends to use the net proceeds of this offering for general corporate purposes, including to fund a portion of the purchase price of TE Connectivity’s previously announced acquisition of Measurement Specialties, Inc.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint book-running managers for this offering, which is expected to close on July 31, 2014.

A copy of the prospectus for the offering can be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by calling (800) 831-9146, or by emailing prospectus@citi.com or from J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, or by calling collect at (212) 834-4533.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the acquisition of Measurement Specialties, Inc. (“MEAS”) may not be consummated; the risk that a regulatory approval that may be required for the MEAS acquisition is not obtained or is obtained subject to conditions that are not anticipated; the risk that revenue opportunities, cost savings and other anticipated synergies from the MEAS acquisition may not be fully realized or may take longer to realize than expected; and the risk that MEAS’ operations will not be successfully integrated into ours. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $13 billion world leader in connectivity. The company designs and manufactures products at the heart of electronic connections for the world’s leading industries including automotive, energy and industrial, broadband communications, consumer devices, healthcare, and aerospace and defense. TE Connectivity’s long-standing commitment to innovation and engineering excellence helps its customers solve the need for more energy efficiency, always-on communications and ever-increasing productivity. With nearly 90,000 employees in over 50 countries, TE Connectivity makes connections the world relies on to work flawlessly every day.

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Contacts:	Media Relations: Jane Crawford TE Connectivity 610-893-9689 Jane.crawford@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.shah@te.com Will Ruthrauff TE Connectivity 610-893-9565 Will.Ruthrauff@te.com